UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 13, 2015

HILL-ROM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana (State or Other Jurisdiction of Incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

1069 State Route 46 East Batesville, Indiana (Address of Principal ExecutiveOffices)		47006-8835 (Zip Code)

Registrant’s telephone number, including area code: (812) 934-7777

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 14, 2015 Hill-Rom Holdings, Inc. (the “Corporation”) issued a press release regarding certain preliminary financial results for the first quarter of fiscal year 2015.  A copy of this press release is attached hereto as Exhibit 99.1.

In the announcement, the Corporation uses various non-GAAP financial measures, which adjust for factors that are unusual or unpredictable.  The Corporation’s management believes the presentation of these non-GAAP financial measures provides useful information to investors regarding results of operations as they allow investors to better evaluate ongoing business performance.  The Corporation’s management also uses these non-GAAP financial measures internally to monitor performance of the businesses.  The Corporation cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Item 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 13, 2015, Dr. Joanne Smith informed the Corporation that she did not intend to stand for reelection at the 2015 annual meeting of stockholders.  The Corporation’s Board of Directors has nominated Stacy Enxing Seng for election at the next annual meeting of the stockholders to fill the position.  Ms. Enxing Seng previously held various executive positions with Covidien, including President, Peripheral Vascular and President, Vascular Therapies, and was a founding member of ev3 Incorporated.

Item 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press release, dated January 14, 2015, issued by the Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.

DATE: January 14, 2015	BY:	/S/ Susan Lichtenstein
Susan Lichtenstein
Senior Vice President of
Corporate Affairs,
Chief Legal Officer and
Secretary